Exhibit 23.6

                          CONSENT OF FINANCIAL ADVISOR



                                October 28, 1998


          We hereby consent to the inclusion of the Opinion of BT Alex. Brown Incorporated dated September 18, 1998 as an Annex to the Joint Proxy Statement/Prospectus filed as part of the Form S-4 Registration Statement of MedQuist Inc. and The MRC Group, Inc., and to the references to our firm as Financial Advisor to The MRC Group, Inc. in the text of said Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.



                                            BT Alex. Brown Incorporated


                                            By: /s/ Russell T. Ray
                                                --------------------------------
                                                Russell T. Ray
                                                Managing Director